Exhibit 99.1

Atlas Technical Consultants Reports Fourth Quarter and Full Year 2022 Results

- 19% Full Year Adjusted EBITDA Growth -

- 7% Full Year Organic Revenue Growth -

- Acquisition by GI Partners for $12.25 per share remains on track to close in Second Quarter 2023 -

Austin, TX (March 16, 2023) – Atlas Technical Consultants, Inc. (Nasdaq: ATCX) (“Atlas” or the “Company”), a leading infrastructure and environmental services provider, announced today results for the fourth quarter and full year ended December 30, 2022.

Fourth Quarter 2022 Highlights:

(all comparisons versus the prior-year period unless otherwise noted)

●	Gross revenue grew 4% to $151.0 million.

●	Gross margin, excluding subcontractor costs, was 61.4%, up 400 basis points; operating margin, excluding subcontractor costs, was 7.5%, up 320 basis points.

●	Net loss was $4.2 million. Adjusted net income (1) was $2.8 million, or $0.07 per share which excludes $2.8 million of amortization of intangible assets, $2.7 million of non-recurring expenses, and $1.5 million of non-cash change in fair value of contingent consideration.

●	Adjusted EBITDA(2) increased 15% to $23.8 million; Adjusted EBITDA margin, excluding subcontractor costs was a record 20.5%, and up 270 basis points.

●	Backlog reached another record level at $877 million, up 8.5%.

Full Year 2022 Highlights:

(all comparisons versus the prior-year unless otherwise noted)

●	Gross revenue of $604.8 million, compared to $538.8 million in 2021, driven by 7% organic growth and contributions from 2022 acquisitions.

●	Gross margin, excluding subcontractor costs, was 58.4%, up 10 basis points driven by improved pricing and strong operational execution; operating margin, excluding subcontractor costs, was 8.4%, up 210 basis points.

●	Net loss was $8.1 million. Adjusted net income(1) was $17.2 million, or $0.44 per share which excludes $19.5 million of amortization of intangible assets, $4.2 million of non-recurring expenses, and $1.5 million of non-cash change in fair value of contingent consideration.

●	Adjusted EBITDA(2) was up 19.2% to $87.2 million. Adjusted EBITDA margin, excluding subcontractor costs was a record 18.3%, up 150 basis points.

“We closed out a strong year with solid fourth quarter 2022 results, highlighted by 7% organic growth for the full year, record Adjusted EBITDA margin and 8.5% year-over-year backlog growth as we continued to benefit from our growth strategy and favorable end-market dynamics,” said L. Joe Boyer, Atlas’ Chief Executive Officer.

“In January, we announced that we reached an agreement to be acquired by GI Partners in an all-cash transaction, under which all Atlas shareholders will receive $12.25 per share,” continued Boyer. “We remain committed to serving our customers in infrastructure and environmental markets across the country by providing high-quality mission critical services for infrastructure assets that improve the communities where we live and work.”

Acquisition by GI Partners

On January 30, 2023, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with private investors, GI Partners, in an all-cash transaction valued at approximately $1.05 billion, including outstanding debt. Under the terms of the merger (the “Merger”) and transactions contemplated by the Merger Agreement, Atlas shareholders will receive $12.25 per share in cash, which represents a premium of approximately 124% over the Company’s unaffected closing share price of $5.47 on January 30, 2023. Completion of the Merger is subject to the satisfaction or waiver of certain closing conditions. Upon completion of the transactions contemplated by the Merger Agreement, Atlas’ shares will no longer trade on Nasdaq and Atlas will become a private company.

Given the Company’s pending acquisition by GI Partners, Atlas is not hosting a conference call to discuss its fourth quarter 2022 financial results and the Company is no longer providing financial guidance.

(1)	Adjusted net income is a Non-GAAP financial measure. Please see “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of Adjusted Net Income to the most comparable financial measure calculated in accordance with GAAP.
(2)	Adjusted EBITDA is a Non-GAAP financial measure. Please see “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of Adjusted EBITDA to the most comparable financial measure calculated in accordance with GAAP.
(3)	Net leverage is bank covenant net leverage calculated as (debt –cash) / LTM Adj. EBITDA including the pro forma impact from acquisitions and cost efficiencies.

About Atlas Technical Consultants

Headquartered in Austin, Texas, Atlas is a leading provider of Infrastructure and Environmental Solutions. We partner with our clients to improve performance and extend lifecycle of built and natural infrastructure assets stressed by climate, health, and economic impacts. With 3,500+ employees nationwide, Atlas brings deep technical expertise to public- and private-sector clients, integrating services across four primary disciplines: Environmental; Testing, Inspection and Certification; Engineering & Design; and Program, Construction, and Quality Management. To learn more about Atlas innovations for transportation, commercial, water, government, education, and industrial markets, visit https://www.oneatlas.com.

Forward-Looking Statements

The statements contained in this press release that are not purely historical are forward-looking statements and involve a number of risks and uncertainties. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions, or strategies regarding the future. In addition, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions and estimates, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and variations of such words and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Such forward-looking statements may include, but are not limited to, statements about the anticipated benefits of the Merger and the expected timing of the completion of the Merger. The forward-looking statements contained in this press release are based on our expectations and beliefs as of the date of this filing concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions or estimates that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those described throughout our annual report on Form 10-K for the year ended December 31, 2021 filed with the U.S. Securities and Exchange Commission (“SEC”) on March 16, 2022, particularly the “Risk Factors” section of such report and the factors described below: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; (2) the risk that the necessary regulatory approvals may not be obtained or may be obtained subject to conditions that are not anticipated; (3) risks that any of the closing conditions to the Merger may not be satisfied or waived in a timely manner (4) the ability to maintain the listing of the Company’s shares of Class A common stock on Nasdaq; (5) the ability to recognize the anticipated benefits of acquisitions, which may be affected by, among other things, competition, the ability of the Company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain management and key employees; (6) costs related to acquisitions; (7) changes in applicable laws or regulations; (8) the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors (including as a result of COVID-19); and (9) other risks and uncertainties indicated from time to time in the Company’s filings with the SEC, including those under “Risk Factors” therein. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Readers are urged to carefully review and consider the various disclosures made in this press release and in documents we file from time to time with the SEC that disclose risks and uncertainties that may affect our business. Unless specifically indicated otherwise, the forward-looking statements in this press release do not reflect the potential impact of any divestitures, mergers, acquisitions, or other business combinations that have not been completed as of the date of this filing. In addition, the forward-looking statements in this press release are made as of the date of its release, including expectations based on third-party information and projections that management believes to be reputable, and the Company does not undertake, and expressly disclaims any duty, to update such statements, whether as a result of new information, new developments, or otherwise, except to the extent that disclosure may be required by law.

Reconciliation of Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with GAAP, Atlas discloses Adjusted EBITDA, adjusted net income and adjusted earnings per share (“Adjusted EPS”), which are non-GAAP financial measures, in this press release. Atlas believes these financial measures are useful indicators to evaluate performance because they allow for an effective evaluation of Atlas’ operating performance when compared to its peers, without regard to its financing methods or capital structure. Atlas believes Adjusted EBITDA is useful for investors and others in understanding and evaluating Atlas’ operations results in the same manner as its management. However, Adjusted EBITDA is not a financial measure calculated in accordance with GAAP and should not be considered as substitutes for, or in isolation from, net income (loss), revenue, operating profit, or any other operating performance measures calculated in accordance with GAAP.

Atlas defines Adjusted EBITDA as net income before interest expense, income taxes, depreciation and amortization, adjustments for certain one-time or non-recurring items and other adjustments. Atlas excludes these items from net income in arriving at Adjusted EBITDA because these amounts are either non-recurring or can vary substantially within the industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are reflected in Adjusted EBITDA. Atlas’ presentation of Adjusted EBITDA should not be construed as an indication that results will be unaffected by the items excluded from Adjusted EBITDA. Atlas’ computation of Adjusted EBITDA may not be identical to other similarly titled measures of other companies. For a reconciliation of Adjusted EBITDA to its most comparable measure under GAAP, please see the table entitled “Reconciliation of Non-GAAP Financial Measures” at the end of this press release. Because GAAP financial measures on a forward-looking basis are not accessible, and reconciling information is not available without unreasonable effort, we have not provided reconciliations for forward-looking non-GAAP measures. For the same reasons, we are unable to address the probable significance of the unavailable information, which could be material to future results.

Atlas defines adjusted net income as net income excluding the after-tax impact of transaction costs, certain other non-recurring expenses, and the amortization of intangible assets. Atlas excludes these items from net income in arriving at adjusted net income because adjusted net income is an important measure of the underlying production and performance of the business. Certain items excluded from adjusted net income are significant components in understanding and assessing a company’s financial performance. Atlas’ presentation of adjusted net income should not be construed as an indication that results will be unaffected by the items excluded from adjusted net income. Atlas’ computation of adjusted net income may not be identical to other similarly titled measures of other companies. For a reconciliation of adjusted net income to its most comparable measure under GAAP, please see the table entitled “Reconciliation of Non-GAAP Financial Measures” at the end of this press release.

Atlas defines Adjusted EPS as adjusted net income divided by the weighted average shares outstanding for the period. Adjusted EPS reflects adjustments to reported diluted earnings per share (“GAAP EPS”) to eliminate amortization expense of intangible assets from acquisitions, net of tax benefits, and the after-tax impact of transaction costs and certain other non-recurring expenses. As we continue our acquisition strategy, the growth in Adjusted EPS may increase at a greater rate than GAAP EPS. Our definition of Adjusted EPS may differ from other companies reporting similarly named measures. This measure should be considered in addition to, and not as a substitute for, or superior to, other measures of financial performance prepared in accordance with GAAP, such as Net Income and Diluted Earnings per Share. For a reconciliation of Adjusted EPS to its most comparable measure under GAAP, please see the table entitled “Reconciliation of Non-GAAP Financial Measures” at the end of this press release.

ATLAS TECHNICAL CONSULTANTS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET
(in thousands, except per share data)
(Unaudited)

	December 30, 2022	December 31, 2021
ASSETS
Current Assets:
Cash and equivalents	$5,799	$10,697
Accounts receivable, net	103,442	105,362
Unbilled receivables, net	57,178	45,924
Prepaid expenses	8,510	5,061
Other current assets	5,826	4,039

Total Current Assets	180,755	171,083

Property and equipment, net	15,028	13,757
Intangible assets, net	114,478	107,314
Goodwill	126,693	124,348
Other long-term assets	50,406	4,015

TOTAL ASSETS	$487,360	$420,517

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current Liabilities:
Trade accounts payable	$29,758	$42,521
Accrued liabilities	7,617	17,124
Current maturities of long-term debt	4,930	3,606
Other current liabilities	36,251	26,489

Total Current Liabilities	78,556	89,740

Long-term debt, net of current maturities and loan costs	499,337	462,193
Other long-term liabilities	35,827	20,074

TOTAL LIABILITIES	613,720	572,007

Commitments and Contingencies:
Class A common stock	4	3
Class B common stock	-	-
Additional paid in capital	(80,140)	(102,692)
Non-controlling interest	(21,597)	(20,210)
Accumulated other comprehensive income	11,469	-
Retained deficit	(36,096)	(28,591)

TOTAL SHAREHOLDERS’ DEFICIT	(126,360)	(151,490)

TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT	$487,360	$420,517

ATLAS TECHNICAL CONSULTANTS, INC. AND SUBSIDIARIES
STATEMENT OF OPERATIONS
(in thousands, except per share data)
(Unaudited)

	Three Months Ended		Year Ended
	December 30, 2022	December 31, 2021	December 30, 2022	December 31, 2021

Revenues	$150,958	$145,249	$604,765	$538,799
Subtractor costs	(34,666)	(28,912)	(127,691)	(102,035)
Other costs of revenues	(44,850)	(49,535)	(198,332)	(181,967)

Gross Profit	71,442	66,802	278,742	254,797
	116,292	116,337	477,074	436,764
Operating expenses:
Personnel costs and benefits	(27,071)	(26,881)	(137,130)	(128,612)
Selling general and administrative	(29,076)	(27,647)	(70,912)	(72,026)
Change in fair value of earnouts	1,518	-	1,518	(2,823)
Depreciation and amortization	(8,060)	(7,229)	(32,177)	(23,700)

Total Operating expenses	(62,689)	(61,757)	(238,701)	(227,161)

Operating income	8,753	5,045	40,041	27,636

Interest expense	(11,971)	(10,767)	(46,363)	(54,817)

Loss before income taxes	(3,218)	(5,722)	(6,322)	(27,181)
Income tax expense	(1,006)	(1,883)	(1,748)	(2,524)

Net (loss) income	(4,224)	(7,605)	(8,070)	(29,705)

Provision for non-controlling interest	146	197	565	13,216

Redeemable preferred stock dividends	-	-	-	(5,899)

Net (loss) attributable to Class A common stock shareholders/members	$(4,078)	$(7,408)	$(7,505)	$(22,388)

(Loss) Per Class A Common Share	$(0.11)	$(0.22)	$(0.21)	$(0.81)

Weighted average of shares outstanding:
Class A common shares (basic and diluted)	37,774,971	33,630,586	36,308,926	27,799,511

ATLAS TECHNICAL CONSULTANTS, INC. AND SUBSIDIARIES
STATEMENT OF CASH FLOWS
(in thousands, except per share data)
(Unaudited)

	For the three months ended		For the year ended
	December 30, 2022	December 31, 2021	December 30, 2022	December 31, 2021
Cash flows from operating activities:
Net loss	$(4,224)	$(7,605)	$(8,070)	$(29,705)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	8,060	7,208	32,177	23,679
Equity-based compensation expense	2,661	1,173	7,404	3,627
Interest expense, paid in kind	2,460	856	2,460	6,392
Gain on sale of property and equipment	(365)	(53)	(365)	(21)
Write-off of deferred financing costs related to debt extinguishment	-	-	-	15,197
Amortization of deferred financing costs	455	320	1,292	1,248
Provision for bad debts	1,014	439	1,014	36
Changes in assets & liabilities:
(Increase) decrease in accounts receivable and unbilled receivable	9,106	4,340	2,539	(2,629)
Decrease (increase) in prepaid expenses	(3,341)	107	(7,057)	(1,523)
Increase in other current assets	(1,814)	(1,908)	(1,480)	(187)
Increase in trade accounts payable	(7,281)	10,956	(13,330)	13,261
Increase (decrease) in accrued liabilities	(3,590)	6,966	(12,741)	(3,320)
Increase (decrease) in other current and long-term liabilities	13,201	3,545	(1,468)	2,806
Decrease in other long-term assets	(177)	506	(177)	243

Net cash provided by operating activities	16,165	26,850	2,198	29,104

Cash flows from investing activities:
Purchases of property and equipment	(1,127)	(1,549)	(8,410)	(3,956)
Proceeds from disposal of property and equipment	440	62	440	78
Purchase of business, net of cash acquired	(3,131)	(1,670)	(30,150)	(32,669)

Net cash used in investing activities	(3,818)	(3,157)	(38,120)	(36,547)

Cash flows from financing activities:
Proceeds from issuance of debt	-	-	26,000	496,754
Payment of loan acquisition costs	(650)	(46)	(650)	(8,589)
Repayments of debt	(1,232)	-	(3,632)	(294,463)
Net (proceeds) payments on revolving line of credit	(12,065)	(17,916)	12,998	(29,760)

Payment of contingent earnout	(1,230)	-	(2,870)	(1,706)
Distributions to non-controlling interests	(822)	451	(822)	(787)
Payment of redeemable preferred stock dividends	-	-	-	(1,185)
Repayment of redeemable preferred stock	-	-	-	(156,186)
Net cash (used in) provided by financing activities	(15,999)	(17,511)	31,024	4,078

Net change in cash and equivalents	(3,652)	6,182	(4,898)	(3,365)
Cash and equivalents - beginning of period	9,451	4,515	10,697	14,062
Cash and equivalents - end of period	$5,799	$10,697	$5,799	$10,697

ATLAS TECHNICAL CONSULTANTS, INC. AND SUBSIDIARIES UNAUDITED RECONCILIATION OF NET
INCOME (LOSS) TO ADJUSTED EBITDA
Amounts in thousands

	For the quarters ended
	December 30, 2022	December 31, 2021
	(Unaudited)

Net Income (loss)	$(4,224)	$(7,605)
Interest	11,971	10,767
Taxes	1,006	1,883
Depreciation and amortization	8,860	7,208
EBITDA	17,613	12,253

Other non-recurring expenses(1)	2,694	3,085
Non-cash change in fair value of contingent consideration	1,518	3,028
Non-cash equity compensation(2)	2,001	2,300
Adjusted EBITDA	$23,826	$20,666

(1)	Includes acquisition related professional fees and other non-recurring legal and professional fees.
(2)	Includes the amortization of unvested restricted share units, performance share units and stock options granted in 2020, 2021 and 2022 to key management personnel and our compensation to our Board of Directors.

ATLAS TECHNICAL CONSULTANTS, INC. AND SUBSIDIARIES UNAUDITED RECONCILIATION OF
NET INCOME (LOSS) TO ADJUSTED NET INCOME
Amounts in thousands

	For the quarters ended
	December 30, 2022	December 31, 2021
	(Unaudited)

Net Income (loss)	$(4,224)	$(7,605)
Amortization of intangible assets	2,810	4,300
Other non-recurring expenses	2,694	3,085
Non-cash change in fair value of contingent consideration	1,518	3,028
Income tax expense	-	-
Adjusted net income	$2,798	$2,808

	(Unaudited)

Net Income (loss)	$(0.11)	$(0.21)
Amortization of intangible assets	0.07	0.12
Other non-recurring expenses	0.07	0.08
Non-cash change in fair value of contingent consideration	0.04	0.08
Income tax expense	-	-
Adjusted EPS	$0.07	$0.08

Total shares outstanding Class A and B common shares (basic and diluted):	39,179	36,973

Contacts:

Media

Karlene Barron

770-314-5270

karlene.barron@oneatlas.com

Investor Relations

512-851-1507

ir@oneatlas.com